UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2018

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, New Jersey 07922
(800) 208-3343
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 27, 2018, Edge Therapeutics, Inc. (“Edge”) determined that each of Daniel Brennan’s, R. Loch Macdonald’s and Albert N. Marchio II’s employment with Edge would terminate, effective on May 15, 2018, May 15, 2018 and September 30, 2018, respectively.  Mr. Brennan, Dr. Macdonald and Mr. Marchio currently serve as Edge’s Chief Operating Officer, Chief Scientific Officer and Chief Accounting and Administrative Officer, respectively.

(e)

On April 27, 2018, in connection with the subsequent announcement by Edge of the determination by the Board of Directors of Edge to review strategic alternatives and to streamline its operations, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved certain retention compensation, which consists of grants to the executive officers named below (the “Executive Officers”) of Edge of certain stock options (the “Options”) and Restricted Stock Units (“RSU”) under the Edge 2014 Equity Incentive Plan (the “Plan”) and cash compensation (the “Cash Compensation”).  Grants of the Options, RSUs and Cash Compensation to the Executive Officers were granted in the following amounts:

Recipient	Title	Shares with a Grant Date of June 15, 2018	Shares with a Grant Date of August 14, 2018	Cash Compensation
Brian A. Leuthner	President and Chief Executive Officer	299,000	208,100	$318,000
Andrew Saik	Chief Financial Officer	147,000	102,000	$166,500
Herbert J. Faleck	Chief Medical Officer	106,000	73,500	$187,200

One-third of the total shares granted to each Executive Officer as indicated above shall be allocated as RSUs. The Options will have an exercise price equal to the closing price of Edge common stock, par value $0.00033 per share, on the applicable Grant Date.

All Options and RSUs shall vest upon the earliest to occur, for any Executive Officer, of (i) the termination, other than for Cause (as such term is defined in the Plan), of such Executive Officer by Edge, (ii) the consummation of a strategic transaction arising out of the strategic review referred to above and (iii) the one-year anniversary of the grant date (the “Vesting Date”).  The exercise period for the Options shall be at any time until the three-year anniversary of the Vesting Date.

The cash compensation set forth above shall be paid, upon the earliest to occur, for any Executive Officer, of (i) the termination, other than for Cause (as such term is defined in the Plan), of such Executive Officer by Edge, (ii) the consummation of a strategic transaction arising out of the strategic review referred to above and (iii) February 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2018	Edge Therapeutics, Inc.

	By:	/s/ W. Bradford Middlekauff
Name: W. Bradford Middlekauff
Title: Senior Vice President, General Counsel and Secretary